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                             EPL Technologies, Inc.

                                   Exhibit 4.4

            Series D Preferred Stock - Securities Purchase Agreement







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                                                                     EXHIBIT 4.4


                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of November 6, 1997, by and among EPL Technologies, Inc., a Colorado corporation, with headquarters located at 2 International Plaza, Suite 245 Philadelphia, PA 19113-1507 (the "COMPANY"), and each of the purchasers set forth on the signature pages hereto (the "BUYERS").

         WHEREAS:

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, (the "1933 ACT"), and Rule 506 under Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act;

B. The Company has authorized a new series of preferred stock, designated as its Series D Convertible Preferred Stock (the "PREFERRED STOCK"), having the voting powers, preferences and rights set forth in the Certificate of Designation, Number, Voting Powers, Preferences and Rights of the Series D Convertible Preferred Stock attached hereto as EXHIBIT "A" (the "CERTIFICATE OF DESIGNATION");

C. The Preferred Stock is convertible into shares of Common Stock, par value $.001 per share, of the Company (the "COMMON STOCK"), upon the terms and subject to the limitations and conditions set forth in the Certificate of Designation;

D. The Company has authorized the issuance to the Buyers of 403,228 warrants, in the form attached hereto as EXHIBIT "B" (the "WARRANTS");

E. The Buyers desire to purchase from the Company and the Company desires to issue and sell to the Buyers, upon the terms and conditions and in reliance on the representations and warranties set forth in this Agreement, (i) an aggregate of Twelve Thousand (12,500) shares of Preferred Stock, and (ii) Warrants to purchase 403,228 shares of Common Stock for an aggregate purchase price of Twelve Million Five Hundred Thousand Dollars ($12,500,000);

F. Each Buyer wishes to purchase from the Company, upon the terms and conditions stated in this Agreement, the number of shares of Preferred Stock and Warrants set forth immediately below its name on the signature pages hereto;

G. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as EXHIBIT "C" (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide to the Buyers certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws;
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         NOW THEREFORE, the Company and each of the Buyers (severally and not jointly) hereby agree as follows:

         1.  PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

             a. Purchase of Preferred Shares and Warrants. The Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company such number of shares of Preferred Stock (together with any Preferred Stock issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "PREFERRED SHARES") and Warrants, at the aggregate purchase price thereof (the "PURCHASE PRICE") as is set forth immediately below such Buyer's name on the signature pages hereto. The issuance, sale and purchase of the Preferred Shares and Warrants shall take place at the closing (the "CLOSING"). Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and
Section 7 below, at the Closing, the Company shall issue and sell to each Buyer and each Buyer shall purchase from the Company the aggregate number of Preferred Shares and Warrants which such Buyer is purchasing hereunder for the Purchase Price. The aggregate number of Preferred Shares to be issued at the Closing is Twelve Thousand Five Hundred (12,500) and the aggregate number of Warrants to be issued at the Closing is Four Hundred Three Thousand Two Hundred Twenty Eight (403,228) for an aggregate purchase price of Twelve Million Five Hundred Thousand Dollars ($12,500,000).

             b. Form of Payment. On the Closing Date (as defined below), (i) each Buyer shall pay the Purchase Price for the Preferred Shares and Warrants to be issued and sold to it at the Closing by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of a duly executed certificate(s) representing such number of Preferred Shares and Warrants which such Buyer is purchasing, and
(ii) the Company shall deliver such certificate(s) and Warrants against delivery of such Purchase Price.

             c. Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Preferred Shares and Warrants pursuant to this Agreement shall be 12:00 noon Eastern Standard Time on November 10, 1997 or such other mutually agreed upon date or time (the "CLOSING DATE"). The Closing shall occur on the Closing Date at the offices of Ballard Spahr Andrews & Ingersoll in Philadelphia, Pennsylvania.

         2.  BUYERS' REPRESENTATIONS AND WARRANTIES.

         Each Buyer severally (and not jointly) represents and warrants to the Company solely as to such Buyer that:

             a. Investment Purpose. As of the date hereof, the Buyer is purchasing the Preferred Shares and the shares of Common Stock issuable upon conversion thereof (the "CONVERSION SHARES") and the Warrants and the shares of Common Stock issuable upon exercise thereof (the "WARRANTS SHARES", and collectively with the Preferred Shares, Conversion Shares and Warrants, the "SECURITIES") for its own account for investment only and not with a present view


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towards the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act.

             b. Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

             c. Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

             d. Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer or its advisors. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what the Buyer believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. The Buyer acknowledges receipt of the "Risk Factors" attached hereto as Exhibit E and understands that its investment in the Securities involves a significant degree of risk.

             e. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

             f. Transfer or Resale. The Buyer understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the 1933 Act or any applicable state securities laws and consequently the Buyer may have to bear the risk of owning the Securities for an indefinite period of time, and the Securities may not be transferred unless (a) subsequently included in an effective registration statement thereunder, (b) the Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be reasonably acceptable to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (c) sold pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule) or (d) sold or transferred to an affiliate (as defined in Rule 144) of the Buyer; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration


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Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

             g. Legends. The Buyer understands that the certificates representing the Preferred Shares, Warrants and, until such time as the Conversion Shares and Warrants Shares have been registered under the 1933 Act, as contemplated by the Registration Rights Agreement, the Conversion Shares and Warrant Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any certificate upon which it is stamped, if, unless otherwise required by applicable state securities laws,
(a) the Securities represented by such certificate are registered for sale under an effective registration statement filed under the 1933 Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 under the 1933 Act (or a successor rule thereto) without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any, and its covenant under Section 4(d) of the Registration Rights Agreement, or otherwise in compliance with the requirements for an exemption from registration under the 1933 Act.

             h. Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

             i. Residency. The Buyer is a resident of the jurisdiction set forth immediately below such Buyer's name on the signature pages hereto.

             j. No General Solicitation. Neither the Buyers nor any person acting on the Buyers' behalf (if any) has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.


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         3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each Buyer that:

             a. Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. SCHEDULE 3(a) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is organized. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, operations, assets or financial condition of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "SUBSIDIARIES" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

             b. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to file and perform its obligations under the Certificate of Designation and to enter into, and to perform its obligations under, this Agreement, the Registration Rights Agreement and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the filing of the Certificate of Designation, the issuance of the Preferred Shares and the Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares issuable upon conversion or exercise thereof) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors, or its shareholders is required, (iii) this Agreement has been duly executed and delivered and the Certificate of Designation has been duly filed by the Company, and (iv) each of this Agreement and the Certificate of Designation constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement and the Warrants, each such agreement will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

             c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,0000 shares of Common Stock of which 17,956,299 shares are issued and outstanding, 4,514,500 shares are reserved for issuance pursuant to the Company's stock option plans, 3,246,278 shares are reserved for issuance pursuant to securities (other than the Preferred Shares and the Warrants) exercisable for, or convertible into or exchangeable for shares of Common Stock and 3,629,032 shares are reserved for issuance upon conversion of the Preferred


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Shares and exercise of the Warrants (subject to adjustment pursuant to the
Company's covenant set forth in Section 4(h) below); (ii) 3,250,000 shares of Series A 10% Cumulative Preferred Stock, par value $1.00 per share, of which 2,113,000 shares are issued and outstanding, (iii) 531,915 shares of Series B 10% Cumulative Convertible Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding, (iv) 144,444 shares of Series C Convertible Preferred Stock, par value $.01 per share, of which 144,444 shares are issued and outstanding, and (v) 4,000,000 shares of board designated preferred stock, par value $0.01 per share, of which 144,444 shares have been designated as Series C Convertible Preferred Stock and of which no other shares are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance against receipt of consideration therefor will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in
SCHEDULE 3(c) and except for the transactions contemplated hereby, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into, exercisable for, or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Preferred Shares, Conversion Shares, Warrants or Warrant Shares. The Company has furnished to the Buyer true and correct copies of the Company's Amended and Restated Articles of Incorporation, as amended, as in effect on the date hereof ("ARTICLES OF INCORPORATION"), the Company's By-laws, as amended, as in effect on the date hereof (the"BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide the Buyer with a written update of this representation signed by the Company's Chief Executive or Treasurer on behalf of the Company as of the Closing Date.

             d. Issuance of Shares. The Preferred Shares, Conversion Shares and Warrant Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement (including the issuance of the Conversion Shares upon conversion of the Preferred Shares in accordance with the Certificate of Designation and the issuance of the Warrant Shares upon exercise of the Warrants in accordance with the terms thereof) will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims, encumbrances, and charges with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. The term Conversion Shares includes the shares of Common Stock issuable upon conversion of the Preferred Shares, including without limitation, such additional shares, if any, as are issuable as a result of the events described in Section 2(c) of the Registration Rights Agreement. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Conversion Shares and Warrant Shares upon conversion or exercise of the Preferred Shares or Warrants. The Company further acknowledges that its obligation to issue


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Conversion Shares upon conversion of the Preferred Shares and Warrant
Shares upon exercise of the Warrants in accordance with this Agreement, the Certificate of Designation and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

             e. Series of Preferred Stock. The terms, designations, powers, preferences and relative, participating, and optional or special rights, and the qualifications, limitations, and restrictions of each series of preferred stock of the Company (other than the Preferred Stock) are as stated in the Articles of Incorporation, the Bylaws, and the Certificates of Designation with respect to each such series of preferred stock of the Company, filed on or prior to the date hereof. The terms, designations, powers, preferences and relative, participating, and optional or special rights, and the qualifications, limitations, and restrictions of the Preferred Stock are as stated in the Articles of Incorporation, the Bylaws, and Certificates of Designation with respect to the Preferred Stock, attached hereto as Exhibit A.

             f. No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the filing of the Certificate of Designation and the issuance and reservation for issuance of the Preferred Shares, Warrants, Conversion Shares and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that (and no event has occurred which, without notice or lapse of time or both) would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act


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and any applicable state securities laws or any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrants or to perform its obligations under the Certificate of Designation in each case in accordance with the terms hereof or thereof. Except as discussed in
SCHEDULE 3(f), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Nasdaq SmallCap Market ("NASDAQ SMALLCAP") and does not reasonably anticipate that the Common Stock will be delisted by the Nasdaq SmallCap in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

             g. SEC Documents, Financial Statements. Since January 1, 1995, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has delivered to each Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents or as set forth on SCHEDULE 3(g), the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 1997 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.


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             h. Absence of Certain Changes. Since June 30, 1997, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, or results of operations of the Company or any of its Subsidiaries.

             i. Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.
SCHEDULE 3(i) contains a complete list and summary description of any pending or, to the knowledge of the Company, threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect.

             j. Patents, Copyrights, etc. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent rights, inventions, know-how, trade secrets, trademarks, service marks, service names, trade names and copyrights ("INTELLECTUAL PROPERTY") necessary to enable it to conduct its business as now operated (and, except as set forth in SCHEDULE 3(j) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in SCHEDULE 3(j) hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); to the best of the Company's knowledge, the Company's or its Subsidiaries' products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

             k. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

             l. Tax Status. Except as set forth on SCHEDULE 3(l), the Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount


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claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

             m. Certain Transactions. Except as set forth on SCHEDULE 3(m) and except for arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on SCHEDULE 3(c), none of the officers, directors, or employees of the Company is presently a party to any material transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

             n. Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

             o. Acknowledgment Regarding Buyers' Purchase of Securities. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of arm's length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Buyers' purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

             p. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyers on the Closing Date. Except as set forth on SCHEDULE 3(c) or as disclosed in the SEC Documents, the Company has not issued any of its securities in a private placement in 1997.

             q. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with Clarco, whose commissions and fees will be paid for by the Company.

             r. Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted except those the failure of which to possess would not, individually or in the aggregate, have a Material Adverse Effect (collectively, the "COMPANY PERMITS"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since June 30, 1997, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

             s.  Environmental Matters.

                 (i) Except as set forth in SCHEDULE 3(s), and except with regard to such violations that would not individually or in the aggregate have a Material Adverse Effect, there are, to the Company's knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                 (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, to the Company's knowledge, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any of its Subsidiaries' business and materially in compliance with law.

                 (iii) Except as set forth in SCHEDULE 3(s), to the Company's knowledge, there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

             t. Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 3(t) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

             u. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

             v. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

             w. Employment Matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have a Material Adverse Effect. There are no pending investigations involving the Company or any of its Subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of its Subsidiaries. Except as set forth in
SCHEDULE 3(w), no representation question exists respecting the employees of the Company or any of its Subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its Subsidiaries. No material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent.

             x. ERISA Matters. The Company has no employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended.

             y. Investment Company Status. The Company is not and upon consummation of the sale of the Securities will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

             z. Foreign Corrupt Practices. Neither, the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

             aa. No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

         4.  COVENANTS.

             a. Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

             b. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Buyer on or prior to the Closing Date.

             c. Reporting Status; Eligibility to Use Form S-3. The Company's Common Stock is registered under Section 12(g) of the 1934 Act. So long as any Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and will take all necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3.

             d. Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Shares and Warrants in the manner set forth in SCHEDULE 4(d) attached hereto and made a part hereof and shall not otherwise, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its direct or indirect Subsidiaries).

             e. Additional Equity Capital. Subject to the exceptions described below, the Company will not, without the prior written consent of two-thirds (2/3) in interest of the Buyers, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that (i) involves (A) the issuance of Common Stock at a discount to the market price of the Common Stock on the date of issuance or (B) the issuance of convertible securities that are convertible (x) into an indeterminate number of shares of Common Stock or (y) into shares of Common Stock at a discount to the market price of the Common Stock on either the date of issuance or the date of conversion, and (ii) provides for the registration under the 1933 Act of public resales of the Common Stock referred to in clause (i) above, until the later of
(x) nine (9) months after the Closing Date or (y) six (6) months following the effective date of the Registration Statement (as defined in the Registration Rights Agreement). The foregoing limitations shall not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933
Act) or (ii) issuances of securities as consideration for a merger, consolidation or sale of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company. The Capital Raising Limitations also shall not apply to the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan approved by a majority of the Company's disinterested directors.

             f. Expenses. The Company shall reimburse Rose Glen Capital Management, L.P. ("RGC") for all expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, attorneys' and consultants' fees and expenses. The Company's obligation to reimburse RGC's expenses under this Section 4(f) shall be limited to Thirty Thousand Dollars ($30,000).

             g. Financial Information. The Company agrees to file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act. The financial statements of the Company will be prepared in accordance with generally accepted accounting principles, consistently applied, and will fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries and results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company agrees to send the following reports to each Buyer until such Buyer transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K;
(ii) promptly after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders.

             h. Reservation of Shares. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Preferred Shares and issuance of the Conversion Shares in connection therewith (based on the Conversion Price of the Preferred Shares in effect from time to time) and the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith (based upon the Exercise Price of the Warrants in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of the Preferred Shares or exercise of the Warrants without the consent of each Buyer, which consent will not be unreasonably withheld. The Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than two (2) times the number that is then actually issuable upon full conversion of the Preferred Shares and full exercise of the Warrants (based on the Conversion Price of the Preferred Shares or Exercise Price of the Warrants in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares and Warrant Shares issued and issuable upon conversion of the Preferred Shares and exercise of the Warrants (based on the Conversion Price of the Preferred Shares and Exercise Price of the Warrants then in effect), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company's obligations under this Section 4(h), in the case of an insufficient number of authorized shares, and using its best efforts to obtain shareholder approval of an increase in such authorized number of shares.

             i. Listing. The Company shall timely secure the listing of the Conversion Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion or exercise of the Preferred Shares and the Warrants. The Company will obtain and maintain the listing and trading of its Common Stock on the Nasdaq SmallCap, the Nasdaq National Market System ("NASDAQ NMS"), the New York Stock Exchange ("NYSE"), or the American Stock Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall promptly provide to each Buyer copies of any notices it receives regarding the continued eligibility of the

Common Stock for listing on Nasdaq SmallCap, Nasdaq NMS or other principal exchange or quotation system on which the Common Stock is listed or traded. The Company will use its best efforts to obtain the listing of its Common Stock, and the Conversion Shares and Warrant Shares, on the Nasdaq NMS as soon as practicable following the Closing Date.

             j. Corporate Existence. So long as a Buyer beneficially owns any Preferred Shares or Warrants, the Company shall maintain its corporate existence in good standing under the laws of the jurisdiction in which it is incorporated and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on Nasdaq NMS, Nasdaq SmallCap, NYSE or AMEX.

             k. Compliance with Law. The Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations the failure to comply with which would have a Material Adverse Effect.

             l. Insurance. The Company shall maintain liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk of the types and in the amounts customarily maintained by companies of comparable size to the Company.

             m. No Integration. The Company will not conduct any future offering that will be integrated with the issuance of the Securities solely for purposes of Rule 4460(i) of the Nasdaq Stock Market.

             n. No Qualified Opinion. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.


         5.  TRANSFER AGENT INSTRUCTIONS.

         The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of each Buyer or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon proper conversion or exercise of the Preferred Shares and the Warrants (the "Irrevocable Transfer Agent Instructions"). All such certificates shall bear the restrictive legend as and when specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares or Warrant Shares, prior to registration of the Conversion Shares or Warrant Shares under the 1933 Act), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, reasonably satisfactory to the Company in form, substance and scope, that registration of a resale by such Buyer of any of the Securities is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares or Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6.  CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The obligation of the Company hereunder to issue and sell the Preferred Shares and the Warrants to a Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

             a. The applicable Buyer shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

             b. The applicable Buyer shall have delivered the Purchase Price in accordance with Section 1(b) above.

             c. The Certificate of Designation shall have been filed with the Secretary of State of the State of Colorado.

             d. The representations and warranties of the applicable Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date.

             e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

         7.  CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

         The obligation of each Buyer hereunder to purchase the Preferred Shares and the Warrants at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for such Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

             a. The Company shall have executed this Agreement and the Registration Rights Agreement, and delivered the same to the Buyer.

             b. The Certificate of Designation shall have been filed with the Secretary of State of the State of Colorado, and a file-stamped copy thereof certified by such Secretary of State shall have been delivered to such Buyer.

             c. The Company shall have delivered to such Buyer duly executed certificates (in such denominations as the Buyer shall request) representing the Preferred Shares and the Warrants being so purchased in accordance with Section 1(b) above.

             d. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the Chief Executive Officer or the Treasurer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company's Articles of Incorporation, By-laws, Board of Directors' resolutions relating to the transactions contemplated hereby and the incumbency and signatures of each of the officers of the Company who shall execute on behalf of the Company any document delivered on the Closing Date.

             e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

             f. Trading in the Common Stock on Nasdaq SmallCap shall not have been suspended by the SEC or Nasdaq.

             g. The Buyer shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer and in substantially the same form as EXHIBIT "D" attached hereto.

             h. The Buyer shall have received an officer's certificate described in Section 3(c) above, dated as of the Closing Date.

             i. The Buyer shall have received executed lock-up agreements from certain of the Company's executive officers whereby such persons agree not to sell any shares of Common Stock for a period commencing on the Closing Date and ending on April 30, 1998.

             j. The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to a majority-in-interest of the Buyers, shall have been delivered to and acknowledged in writing by the Company's Transfer Agent.

         8.  GOVERNING LAW; MISCELLANEOUS.

             a. Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal and state courts located in Philadelphia, Pennsylvania with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

             b. Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the parties so delivering this Agreement.

             c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

             d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

             e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

             f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

         If to the Company:

         EPL Technologies, Inc.
         2 International Plaza, Suite 245
         Philadelphia, PA  19113-1507
         Attn:  Secretary
         Fax:  610-521-5985

         With copy to:

         Ballard Spahr Andrews & Ingersoll
         Attn: Raymond D. Agran, Esq.
         1735 Market Street, 51st Floor
         Philadelphia, PA  19103-7599
         Facsimile:  215-864-8999

         If to a Buyer: To the address set forth immediately below such Buyer's name on the signature pages hereto.

         Each party shall provide notice to the other party of any change in address.

              g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, any Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company.

              h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

              i. Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyers. The Company agrees to indemnify and hold harmless each of the Buyers and all their officers, directors, employees, partners, members, affiliates, and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under this Agreement or the Registration Rights Agreement, including advancement of expenses as they are incurred.

              j. Publicity. The Company and each of the Buyers shall have the right to review a reasonable period of time before issuance of any press releases, or relevant portions of any SEC, Nasdaq or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of each of the Buyers, to make any press release or SEC, Nasdaq or NASD filings with respect to such transactions as is required by applicable law and regulations (although each of the Buyers shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

              k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

              l. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

              m. Equitable Relief. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         IN WITNESS WHEREOF, the undersigned Buyers and the Company have caused this Agreement to be duly executed as of the date first above written.


EPL Technologies, Inc.


By:_________________________________
       Timothy B. Owen
       Secretary and Treasurer

RGC International Investors, LDC

By:  Rose Glen Capital Management, L.P.,
       Investment Manager

By: RGC General Partner Corp.


By:_________________________________
Name: Wayne D. Bloch
Its:  Managing Director

RESIDENCE:  Cayman Islands

ADDRESS:

      c/o Rose Glen Capital Management, L.P.
      3 Bala Plaza East, Suite 200
      251 St. Asaphs Road
      Bala Cynwyd, PA  19004
      Fax:        (610) 617-0570
      Telephone:  (610) 617-5900


AGGREGATE SUBSCRIPTION AMOUNT:

      Number of Shares of Series D Convertible Preferred Stock:          7,000


      Number of Warrants:                                              225,807


      Aggregate Purchase Price:                                     $7,000,000

Capital Ventures International

By:   Heights Capital Management, Inc.,
      its authorized agent

      By:  ____________________________
           Name:
           Title:

RESIDENCE:  Cayman Islands

c/o   Heights Capital Management
      425 California Street, Suite 1100
      San Francisco, CA  94104
      Facsimile:  (415) 403-6525
      Telephone:  (415) 403-6500


AGGREGATE SUBSCRIPTION AMOUNT:

      Number of Shares of Series D Convertible Preferred Stock:          2,500


      Number of Warrants:                                               80,646


      Aggregate Purchase Price:                                     $2,500,000

Halifax Fund, L.P.

By:   Palladin Group, L.P., as attorney-in-fact
      By:   Palladin Capital Management LC, its general partner


            By:_____________________________
                Andrew Kaplan
                Managing Director

RESIDENCE:  Cayman Islands

c/o   Andrew Kaplan
      Palladin Group
      40 W. 57th Street, 19th Floor
      New York, New York  10019
      Facsimile:   (212) 698-0599
      Telephone:   (212) 698-0515


AGGREGATE SUBSCRIPTION AMOUNT:

      Number of Shares of Series D Convertible Preferred Stock:       3,000


      Number of Warrants:                                            96,775


      Aggregate Purchase Price:                                  $3,000,000